EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated February 26, 2021, with respect to the consolidated financial statements and financial statement schedule II: Valuation and Qualifying Accounts of Natus Medical Incorporated, and the effectiveness of internal control over financial reporting, incorporated herein by reference.
/s/KPMG LLP
San Francisco, California
July 16, 2021